Dated: June 30, 2008

Exhibit 1

to

TRANSFER AGENCY AND REGISTRAR AGREEMENT

LIST OF PORTFOLIOS

Munder Series Trust

Institutional Money Market Fund

Liquidity Money Market Fund

Munder Asset Allocation Fund – Balanced

Munder Bond Fund

Munder Cash Investment Fund

Munder Energy Fund

Munder Index 500 Fund

Munder International Equity Fund

Munder International Fund – Core Equity

Munder International Small-Mid Cap Fund

Munder Internet Fund

Munder Large-Cap Growth Fund

Munder Large-Cap Value Fund

Munder Micro-Cap Equity Fund

Munder Mid-Cap Core Growth Fund

Munder Mid-Cap Value Fund

Munder Multi-Cap Growth Fund

Munder S&P® MidCap Equity Index Fund

Munder S&P® SmallCap Equity Index Fund

Munder Small-Cap Value Fund

Munder Small-Mid Cap Fund

Munder Small-Mid Cap 130/30 Fund

Munder Tax-Free Money Market Fund

Munder Tax-Free Short & Intermediate Bond Fund

Munder Technology Fund

Munder Series Trust II

Munder Healthcare Fund

MUNDER SERIES TRUST MUNDER SERIES TRUST II	PNC GLOBAL INVESTMENT SERVICING

By:	By:

Name:	Name:

Title:	Title:

1